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              ASSIGNMENT OF STOCK OPTION AGREEMENT


     THIS ASSIGNMENT OF STOCK OPTION AGREEMENT is made and entered into as of January 30, 1998, between MARK A. COHN ("Cohn") and DAMARK INTERNATIONAL, INC., a Minnesota corporation ("Damark").

                            RECITALS

     WHEREAS, Cohn and David A. Russ ("Russ") entered into that certain Stock Option Agreement, dated March 1, 1991, as amended as of March 2, 1991 and as further amended as of June 1, 1995 (the "Option Agreement"); and

     WHEREAS, as of the date hereof, 456,548 shares of Class A Common Stock of Damark held of record by Russ (the "Option Shares") remain subject purchase by Cohn under the Option Agreement at a purchase price determined as set forth therein; and

     WHEREAS, Cohn wishes to assign and transfer all of his rights and obligations under the Option Agreement to Damark, and Damark wishes to accept such assignment,

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. ASSIGNMENT AND TRANSFER. Cohn hereby assigns and transfers to Damark all of his rights and obligations under the Option Agreement, including without limitation the right and obligation to purchase and pay for the Option Shares at the time and in the manner set forth in the Option Agreement.

     2. ACCEPTANCE OF ASSIGNMENT. By acceptance of this Assignment, Damark hereby accepts the assignment and transfer set forth herein and agrees to be bound by each of the terms, covenants and conditions of the Option Agreement.

     3. PROXY AGREEMENT. The Irrevocable Proxy Agreement dated March 1, 1991 between Cohn and Russ will remain in full force and effect, and Cohn agrees to vote the Option Shares at the 1998 annual meeting of the shareholders of Damark in accordance with the recommendations of the Board of Directors of Damark.

     4. FURTHER ASSURANCES. From time to time at the request of Damark and without further consideration, Cohn shall execute and deliver such other instruments of transfer, conveyance and assignment in addition to this Assignment and take such other action as Damark may reasonably require to more effectively transfer, convey and assign to and vest in Damark the rights and obligations transferred hereby.

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     IN WITNESS WHEREOF, Cohn has executed this Assignment as of the day and year set forth above.




                                   -------------------------------------
                                   Mark A. Cohn

                                   DAMARK INTERNATIONAL, INC.



                                   -------------------------------------
                                   By:  Kim H. Plahn
                                   Its: Vice President - Finance

The undersigned, David A. Russ, hereby consents and agrees to the above Assignment of Stock Option Agreement as of this _____ day of February 1998.



                                   -------------------------------------
                                   David A. Russ

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